================================================================================
                                                    Registration No. 333-16189
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                        POST - EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                       REGISTRATION STATEMENT ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                             NationsBank Corporation
             (Exact Name of Registrant as Specified in Its Charter)

 North Carolina     NationsBank Corporate Center    28255        56-0906609
(State or Other       100 North Tryon Street     (Zip Code)    (I.R.S.Employer)
Jurisdiction  of     Charlotte, North Carolina               Identification No.)
Incorporation or        (Address of Principal
Organization)             Executive Offices)
           -----------------------------------------------------------
       Boatmen's Bancshares, Inc. Amended 1981 Incentive Stock Option Plan
         Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan
           Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan
                Centerre Bancorporation 1987 Stock Incentive Plan
            First Interstate of Iowa, Inc. 1991 Stock Incentive Plan
        Sunwest Financial Services, Inc. 1987 Incentive Stock Option Plan
 First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option
                                Plan (Number 1)
 First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option
                                Plan (Number 2)
          Westside Bancshares, Incorporated Incentive Stock Option Plan
     Amended and Restated Fourth Financial Corporation 1981 Incentive Stock
                                   Option Plan
     Amended and Restated Fourth Financial Corporation 1986 Incentive Stock
                                  Option Plan
          Fourth Financial Corporation 1993 Incentive Stock Option Plan
   Fourth Financial Corporation 1993 Non-Employee Directors Stock Option Plan Worthen Banking Corporation 1984 Amended and Substituted Stock Option Plan
               Worthen Banking Corporation 1993 Stock Option Plan
         First New Mexico Bancshare Corporation 1983 Stock Option Plan
                            (Full Title of the Plans)
 -----------------------------------------------------------------------------

                              PAUL J. POLKING, ESQ.
                            Executive Vice President
                               and General Counsel
                             NationsBank Corporation
                          NationsBank Corporate Center
                             100 North Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)

                                 (704) 386-5000
          (Telephone Number, Including Area Code, of Agent for Service)
 -----------------------------------------------------------------------------

         This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto.

==============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting a Prospectus (a "Prospectus") with respect to this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of NationsBank Corporation (the "Registrant") are kept on file at the offices of the Registrant in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registrant will provide without charge to participants in the Boatmen's Bancshares, Inc. Amended 1981 Incentive Stock Option Plan, Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan, Boatmen's Bancshares, Inc. 1991 Incentive
Stock Option Plan, Centerre Bancorporation 1987 Stock Incentive Plan, First Interstate of Iowa, Inc. 1991 Stock Incentive Plan, Sunwest Financial
Services, Inc. 1987 Incentive Stock Option Plan, First Amarillo
Bancorporation, Inc. and Subsidiaries Incentive Stock Option Plan (Number 1), First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option
Plan (Number 2), Westside Bancshares, Incorporated Incentive Stock Option
Plan, Amended and Restated Fourth Financial Corporation 1981 Incentive Stock Option Plan, Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan, Fourth Financial Corporation 1993 Incentive Stock Option Plan, Fourth Financial Corporation 1993 Non-Employee Directors Stock Option Plan, Worthen Banking Corporation 1984 Amended and Substituted Stock Option Plan, Worthen Banking Corporation 1993 Stock Option Plan, and First New Mexico Bancshares Corporation 1983 Stock Option Plan (collectively the "Plans"), on the written or oral request of any such person, a copy of any or all of the documents constituting a Prospectus. Written requests for such copies should be directed to Charles J. Cooley, Principal Corporate Personnel Officer, NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to
(704) 386-5000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July 5, 1996, July 31, 1996, September 6, 1996 (as
amended by Form 8-K/A-1 filed September 11, 1996 and by Form 8-K/A-2 filed November 13, 1996), September 20, 1996 (as amended by Form 8-K/A-1 filed September 23, 1996), October 25, 1996, November 14, 1996, December 4, 1996 and December 17, 1996; and

                  (c) The description of the Registrant's Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or register all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide without charge to each person to whom a Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Charles J. Cooley, Principal Corporate Personnel Officer, NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the Registrant's Common Stock to be issued in connection with the Plans has been passed upon by Paul J. Polking, Esq., Executive Vice President and General Counsel of the Registrant. As of the date of this Post-Effective Amendment No. 1 on Form S-8, Mr. Polking beneficially owned an aggregate of approximately 35,986 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors  and Officers.

         There are no provisions in the Registrant's Restated Articles of Incorporation, and no contracts between the Registrant and its directors and officers, relating to indemnification. The Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

         In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof, special legal counsel or the shareholders as prescribed in Section 55-8-55 of the Act.

         Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 of the Act allows a corporation to indemnify
                                      II-2
and advance to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by a resolution of the board of directors.

         In addition, Section 55-8-57 of the Act permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

         The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference.


Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference in this Registration Statement.



Exhibit No.                Description of Exhibit

     5.1                   Opinion of Paul J. Polking, Esq. as to the legality of  the securities *

    23.1                   Consent of Price Waterhouse LLP

    23.2                   Consent of Paul J. Polking, Esq. (included in Exhibit 5.1) *

    24.1                   Power of Attorney and Certified Resolutions *

    99.1                   Boatmen's Bancshares, Inc. Amended 1981 Incentive Stock Option Plan

    99.2                   Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan

    99.3                   Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan

    99.4                   Centerre Bancorporation 1987 Stock Incentive Plan

    99.5                   First Interstate of Iowa, Inc. 1991 Stock Incentive Plan

    99.6                   Sunwest Financial Services, Inc. 1987 Incentive Stock Option Plan

    99.7                   First  Amarillo  Bancorporation,  Inc.  and  Subsidiaries  Incentive  Stock  Option Plan
                           (Number 1)

    99.8                   First  Amarillo  Bancorporation,  Inc.  and  Subsidiaries  Incentive  Stock  Option Plan
                           (Number 2)

    99.9                   Westside Bancshares, Incorporated Incentive Stock Option Plan

    99.10                  Amended and Restated Fourth Financial Corporation 1981 Incentive Stock Option Plan

    99.11                  Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan

                                      II-3


    99.12                  Fourth Financial Corporation 1993 Incentive Stock Option Plan

    99.13                  Fourth Financial Corporation 1993 Non-Employee Directors Stock Option Plan

    99.14                  Worthen Banking Corporation 1984 Amended and Substituted Stock Option Plan

    99.15                  Worthen Banking Corporation 1993 Stock Option Plan

    99.16                  First New Mexico Bancshare Corporation 1983 Stock Option Plan

    99.17                  Provisions  of  North  Carolina  Business  Corporation  Act,  as  amended,  relating  to indemnification of directors and officers  (incorporated  herein by reference to Exhibit
                           99.1 of the NationsBank  Corporation  Registration  Statement on Form S-3,  Registration
                           No. 33-63097)

----------------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                                 (i)  To  include  any  prospectus  required  by
Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the  prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                 (iii) To include any material  information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 9, 1997.

                             NATIONSBANK CORPORATION



                               By:                *
                                        Hugh L. McColl, Jr.
                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                          Title                           Date


                  *       Chief Executive Officer and Director        January  9, 1997
Hugh L. McColl, Jr.       (Principal Executive Officer)


                  *       Vice Chairman and                           January  9, 1997
James H. Hance, Jr.       Chief Financial Officer
                          (Principal Financial Officer)


                  *       Executive Vice President and                January  9, 1997
Marc D. Oken              Chief Accounting Officer
                          (Principal Accounting Officer)


                          Chairman of the Board                       January __, 1997
Andrew B. Craig, III      and Director


                  *       Director                                    January  9, 1997
Ronald W. Allen


                  *       Director                                    January   9, 1997
Ray C. Anderson


                  *       Director                                    January   9, 1997
William M. Barnhardt

                                      II-6


                          Director                                    January __, 1997
B. A. Bridgewater, Jr.


                          Director                                    January __, 1997
Thomas E. Capps


                  *       Director                                    January  9, 1997
Charles W. Coker


                  *       Director                                    January  9, 1997
Thomas G. Cousins


                  *       Director                                    January  9, 1997
Alan T. Dickson


                          Director                                    January  __, 1997
W. Frank Dowd, Jr.


                  *       Director                                    January   9, 1997
Paul Fulton


                  *       Director                                    January   9, 1997
Timothy L. Guzzle


                          Director                                    January __, 1997
C. Ray Holman


                  *       Director                                    January  9, 1997
W. W. Johnson


                          Director                                    January  __, 1997
Russell W. Meyer, Jr.


                  *       Director                                    January  9, 1997
John J. Murphy


                          Director                                    January __, 1997
Richard B. Priory


                  *       Director                                    January  9, 1997
John C. Slane

                                      II-7

                          Director                                    January   __, 1997
O. Temple Sloan, Jr.


                  *       Director                                    January  9, 1997
John W. Snow


                  *       Director                                    January  9, 1997
Meredith R. Spangler


                  *       Director                                    January  9, 1997
Robert H. Spilman


                          Director                                    January __, 1997
Albert E. Suter


                  *       Director                                    January  9, 1997
Ronald Townsend


                  *       Director                                    January  9, 1997
E. Craig Wall, Jr.


                  *       Director                                    January  9, 1997
Jackie M. Ward


                  *       Director                                    January  9, 1997
Virgil R. Williams



*By: /s/ Charles M. Berger
  ------------------------
     Charles M. Berger
     Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit No.                Description of Exhibit


      5.1                  Opinion of Paul J. Polking, Esq. as to the legality of  the securities *

    23.1                   Consent of Price Waterhouse LLP

    23.2                   Consent of Paul J. Polking, Esq. (included in Exhibit 5.1.) *

    24.1                   Power of Attorney and Certified Resolutions *

    99.1                   Boatmen's Bancshares, Inc. Amended 1981 Incentive Stock Option Plan

    99.2                   Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan

    99.3                   Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan

    99.4                   Centerre Bancorporation 1987 Stock Incentive Plan

    99.5                   First Interstate of Iowa, Inc. 1991 Stock Incentive Plan

    99.6                   Sunwest Financial Services, Inc. 1987 Incentive Stock Option Plan

    99.7                   First  Amarillo  Bancorporation,  Inc.  and  Subsidiaries  Incentive  Stock  Option Plan
                           (Number 1)

    99.8                   First  Amarillo  Bancorporation,  Inc.  and  Subsidiaries  Incentive  Stock  Option Plan
                           (Number 2)

    99.9                  Westside Bancshares, Incorporated Incentive Stock Option Plan

    99.10                  Amended and Restated Fourth Financial Corporation 1981 Incentive Stock Option Plan

    99.11                  Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan

    99.12                  Fourth Financial Corporation 1993 Incentive Stock Option Plan

    99.13                  Fourth Financial Corporation 1993 Non-Employee Directors Stock Option Plan

    99.14                  Worthen Banking Corporation 1984 Amended and Substituted Stock Option Plan

    99.15                  Worthen Banking Corporation 1993 Stock Option Plan

    99.16                  First New Mexico Bancshare Corporation 1983 Stock Option Plan

    99.17                  Provisions  of  North  Carolina  Business  Corporation  Act,  as  amended,  relating  to indemnification of directors and officers  (incorporated  herein by reference to Exhibit
                           99.1 of the Registrant's Registration Statement on Form S-3, Registration No. 33-63097)

----------------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1